Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Constar International Inc. 401(k) Retirement Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James C. Cook, Chairman of the Plan’s Administrative Committee, certify, pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement required by Section 906 has been provided to Constar International Inc., the Plan Sponsor, and will be retained by Constar International, Inc and will be furnished to the Securities and Exchange Commission or its staff upon request.

/s/ JAMES C. COOK
Chairman, Constar International Inc. 401(k) Retirement Savings Plan Administrative Committee

June 28, 2004